SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 12, 2013

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Seventh Amendment to Second Amended and Restated Loan Facility Agreement and Guaranty

On December 12, 2013, Aaron's, Inc. (the “Company”) entered into the Seventh Amendment to the Second Amended and Restated Loan Facility Agreement and Guaranty with SunTrust Bank, as servicer, and the other participants listed therein (the “Franchisee Loan Facility Amendment”), which amends the Second Amended and Restated Loan Facility Agreement and Guaranty dated as of June 18, 2010 (the “Franchisee Loan Facility”). Pursuant to this facility, the Company’s franchisees can borrow funds guaranteed by the Company. The Franchisee Loan Facility Amendment amends the Franchisee Loan Facility to, among other changes: (i) extend the maturity date of the Franchisee Loan Facility from December 12, 2013 to December 11, 2014; (ii) permit franchisee borrowers to use loan proceeds for, in addition to merchandise purchases and related expenses, any other purpose approved by the Company; and (iii) impose certain restrictions on the indebtedness, other than under the Franchisee Loan Facility, of franchisee borrowers.

The foregoing description of the Franchisee Loan Facility Amendment is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
10.1
Seventh Amendment to the Second Amended and Restated Loan Facility Agreement and Guaranty, by and among Aaron’s, Inc., as sponsor, SunTrust Bank, as servicer, and each of the other financial institutions party thereto as participants, dated as of December 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: December 18, 2013		Gilbert L. Danielson Executive Vice President, Chief Financial Officer